SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2013

Integrated Electrical Services, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-13783	76-0542208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5433 Westheimer Road, Suite 500, Houston, Texas 77056

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 13, 2013, Integrated Electrical Services, Inc., a Delaware corporation (“IES” or the “Company”), entered into a Joinder and Second Amendment (the “Amendment”) to that certain Credit and Security Agreement dated August 9, 2012, as amended by that certain Joinder and First Amendment to Credit and Security Agreement dated as of February 12, 2013 and that certain Joinder Agreement dated as of March 15, 2013 (as amended, the “Credit Facility”), by and among the Company, each of the other Borrowers and Guarantors named therein and Wells Fargo, National Association (“Wells Fargo”).

Pursuant to the Amendment, Wells Fargo has increased the size of the Company’s existing $5 million term loan to approximately $13.7 million (as increased, the “Term Loan”). Pursuant to the Amendment, the Term Loan will bear interest at a per annum rate equal to Daily Three Month LIBOR plus 5.00% for the first year and Daily Three Month LIBOR plus between 4.00% and 5.00% thereafter. Interest and principal payments are due in monthly installments until the maturity of the Credit Facility on August 9, 2016, which maturity the Amendment did not modify. The Company may prepay the Term Loan in part or in whole prior to its stated maturity upon the payment of the outstanding principal amount, accrued but unpaid interest and prepayment fees. The Amendment adds HK Engine Components, LLC and Magnetech Industrial Services, Inc., former MISCOR subsidiaries acquired by the Company in the Merger (each, as defined in Item 2.01 below), as Borrowers on the Credit Facility. In addition, the Amendment permitted the Company to maintain uncollateralized letters of credit. As a result, as of September 13, 2013, $7.1 million in restricted cash that had collateralized the Company’s outstanding letters of credit prior to the Amendment became unrestricted, and the Company’s availability under its Credit Facility was reduced by the same amount.

On September 13, 2013, the Company used approximately $9.8 million in proceeds from the Term Loan to pay the aggregate cash consideration in connection with the Merger (as defined in Item 2.01 below) and to pay expenses related to the consummation of the transactions contemplated by the Merger Agreement (as defined in Item 2.01 below). Immediately following consummation of the Merger, the Company had $6.9 million available under the Credit Facility, $7.1 million in outstanding letters of credit with Wells Fargo and approximately $13.7 million of borrowings outstanding under the Term Loan.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 13, 2013, pursuant to that certain Agreement and Plan of Merger dated as of March 13, 2013, as amended by that certain First Amendment to Agreement and Plan of Merger dated as of July 10, 2013 (the “Merger Agreement”), by and among the Company, IES Subsidiary Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and MISCOR Group, Ltd., a Indiana corporation (“MISCOR”), MISCOR merged with and into Merger Sub, with Merger Sub surviving the merger as a wholly-owned subsidiary of the Company (the “Merger”).

Pursuant to the Merger Agreement, at the effective time of the merger, each issued and outstanding share of MISCOR common stock, no par value, was converted into the right to receive, at the election of the holder, either stock consideration of 0.3118 shares of IES common stock, par value $0.01 per share, or cash consideration of $1.48, subject to the maximum amount of cash consideration payable under the Merger Agreement (the “Maximum Cash Amount”). As MISCOR shareholders did not, in the aggregate, elect to receive cash consideration in excess of the Maximum Cash Amount, all MISCOR shareholders electing to receive cash consideration were paid cash in exchange for their shares.

Based on the closing price of IES common stock as reported on the NASDAQ Global Market system on September 13, 2013, the aggregate value of the consideration received by MISCOR shareholders in connection with the Merger was approximately $16.0 million, consisting of approximately $4.1 million in aggregate cash consideration and approximately 2.8 million shares of IES common stock with an aggregate market value of approximately $11.9 million. The shares of IES common stock issued to MISCOR shareholders in connection with the Merger represent approximately 15.6% of the shares of IES common stock issued and outstanding immediately after effectiveness of the Merger.

Affiliates of Tontine Capital Management, L.L.C. (collectively, “Tontine”), owned approximately 56.7% of the shares of IES common stock, and approximately 49.9% of MISCOR’s common shares, outstanding immediately prior to the effective time of the Merger. Tontine elected to receive stock consideration in exchange for 100% of its shares of MISCOR common stock tendered in connection with the Merger.

The foregoing descriptions of the Merger and the Merger Agreement do not purport to be complete and are qualified in their entirety by reference to the Agreement and Plan of Merger, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2013, and the First Amendment to Agreement and Plan of Merger, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 10, 2013, which are incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On September 13, 2013, the Company issued a press release announcing the closing of the Merger. The press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

To the extent required by this item, financial statements of MISCOR will be filed as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report is required to be filed.

(b) Pro Forma Financial Information.

To the extent required by this item, pro forma financial information will be filed as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report is required to be filed.

(d) Exhibits.

Exhibit Number	Description

Exhibit 2.1*	Agreement and Plan of Merger, dated as of March 13, 2013, by and among Integrated Electrical Services, Inc., MISCOR Group, Ltd. and IES Subsidiary Holdings, Inc. (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 13, 2013).

Exhibit 2.2	First Amendment to Agreement and Plan of Merger, dated as of July, 10, 2013, by and among Integrated Electrical Services, Inc., MISCOR Group, Ltd. and IES Subsidiary Holdings, Inc. (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 10, 2013).

Exhibit 10.1	Joinder and Second Amendment to Credit and Security Agreement, dated September 13, 2013, by and among the Company, each of the other Borrowers and Guarantors named therein and Wells Fargo, National Association.

Exhibit 99.1	Press release dated September 13, 2013.

*	The schedules and exhibits to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.

Date: September 13, 2013	/s/ Gail D. Makode
Gail D. Makode
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 2.1*	Agreement and Plan of Merger, dated as of March 13, 2013, by and among Integrated Electrical Services, Inc., MISCOR Group, Ltd. and IES Subsidiary Holdings, Inc. (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 13, 2013).

Exhibit 2.2	First Amendment to Agreement and Plan of Merger, dated as of July, 10, 2013, by and among Integrated Electrical Services, Inc., MISCOR Group, Ltd. and IES Subsidiary Holdings, Inc. (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 10, 2013).

Exhibit 10.1	Joinder and Second Amendment to Credit and Security Agreement, dated September 13, 2013, by and among the Company, each of the other Borrowers and Guarantors named therein and Wells Fargo, National Association.

Exhibit 99.1	Press release dated September 13, 2013.

*	The schedules and exhibits to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.